Exhibit 10.43
DICK’S SPORTING GOODS, INC.
LONG-TERM PERFORMANCE-BASED
RESTRICTED STOCK AWARD AGREEMENT
Granted Under the
AMENDED AND RESTATED 2002 STOCK AND INCENTIVE PLAN, AS AMENDED
Unless otherwise defined herein, each capitalized term used in this Restricted Stock Award Agreement shall have the meaning given such term in the Dick’s Sporting Goods, Inc. Amended and Restated 2002 Stock and Incentive Plan, as amended (the “Plan”).
The Grantee has been granted a Long-Term Performance-Based Restricted Stock Award (the “Award”), subject to the terms and conditions of the Plan and this Restricted Stock Award Agreement (the “Agreement”), as follows:

Grantee:

Type of Shares:	Common Stock, par value $0.01 per share

Award Amount:	Shares

Grant Date:	March ___, 2010

Performance Period:	Three (3) year period, commencing January 31, 2010, and ending February 2, 2013 (2010, 2011 and 2012 fiscal years)

Vesting Date:	April 5, 2013

Forfeiture Restrictions:	Grantee shall have all of the rights and privileges of a stockholder of the Company with regard to the shares underlying the Award (the “Shares”), except that the following restrictions shall apply:

(a) The Shares may not be sold, assigned, pledged, exchanged, hypothecated, gifted or otherwise transferred, encumbered or disposed of to the extent then subject to these Forfeiture Restrictions. Grantee represents and warrants to Company that he/she shall not sell, assign, pledge, exchange, hypothecate, gift or otherwise transfer, encumber or dispose of the Shares, or subject the Shares to any adverse right, in violation of applicable securities laws or the provisions of this Agreement. The Company may refuse to register the transfer of the Shares on the stock transfer records of the Company if such transfer constitutes a violation of any applicable securities law or this Agreement, and the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

(b) Any certificates representing the Shares shall bear such legend or legends as the Company deems appropriate in order to assure compliance with this Agreement, the Plan and applicable securities laws. During the period of time when the Shares are subject to the Forfeiture Restrictions, all certificates representing Shares shall be endorsed with the following legend (in addition to any other legend required by applicable securities laws or any agreement by which the Company is bound):

THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT UNDER THE COMPANY’S AMENDED AND RESTATED 2002 STOCK AND INCENTIVE PLAN BETWEEN THE REGISTERED OWNER AND THE COMPANY. A COPY OF THE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.

(c) If all or any portion of the Shares are forfeited under this Agreement, Grantee shall take all necessary actions to transfer the forfeited Shares to the Company, including, but not limited to, endorsing in blank or duly endorsing a stock power attached to any certificate representing forfeited Shares transferred, all in form suitable for the transfer of such forfeited Shares to the Company.

(d) If all or any portion of the Shares are forfeited under this Agreement, all rights of a stockholder with respect to such Shares, including the right to vote and receive dividends with respect thereto, shall cease immediately on the date of the forfeiture.

(e) These Forfeiture Restrictions shall be binding upon, and enforceable against, any transferee of the Shares.

Vesting:	So long as Grantee maintains his/her status as an Employee, the Forfeiture Restrictions shall lapse and the Shares will vest to the extent that the Performance Criteria has been achieved at the end of the Performance Period.

Performance Criteria:	The Performance Criteria consists of an initial metric (the “Gating Metric”) and four (4) Company-based metrics described under Performance Criteria below as the “Additional Metrics”.

Gating Metric:	No vesting will occur, and all Shares will be forfeited (regardless of the number of Additional Metrics otherwise satisfied), unless eighty percent (80%) of the total three-year incremental Earnings Before Taxes (“EBT”) gain during the Performance Period is returned to the stockholders.

Participants who are fully dedicated to the Golf Galaxy and/or Dick’s eCommerce business will have an additional Gating Metric, which requires the achievement of a minimum of 80% of the three-year cumulative incremental EBT target in their respective businesses. Please refer to Attachment A for details regarding this additional Gating Metric.

Performance Criteria:	The four (4) Company based-metrics (the “Additional Metrics”) consist of:

• Increase in Comp. Sales- ___%
• Basis Point Improvement in Margin Percent- ___ bps
• Improvement in Inventory Turn- ___X
• Basis Point Improvement in New Store Productivity- ___ bps

The Committee at the end of the Performance Period will determine if a metric is satisfied on a “yes/no” basis. Achievement of each of the Additional Metrics will cause twenty-five percent (25%) of the Award to be eligible for vesting; however, as set forth above, vesting is completely contingent on satisfaction of the Gating Metric.

Grantees are encouraged to refer to Attachment A attached hereto and incorporated herein, which provides examples as to how the Performance Criteria is evaluated to determine vesting percentages.

Issuance and Distribution:	Following a determination by the Administrator of the Plan what percentage, if any, of the Award shall vest based on satisfaction of the Performance Criteria, and upon the satisfaction of all other applicable conditions as to such Shares, including, but not limited to, the payment by Grantee of all applicable withholding taxes, if any, the Company shall deliver or cause to be delivered to Grantee on the Vesting Date shares of Common Stock in an amount equal to the percentage of the Award that has vested, which shares shall not be subject to the transfer restrictions set forth above and shall not bear the legend described above. Those shares representing the percentage of the Award that did not vest, if any, shall be forfeited in accordance with the provisions set forth above.

Tax Withholding:	The Company shall have the authority to withhold, or to require Grantee to remit to the Company, prior to issuance or delivery of any Shares or the removal of any stop order or transfer restrictions on the Shares or any restrictive legends on the certificates representing the Shares, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with this Award. Additionally, the Company, in its sole discretion, shall have the right to withhold from Grantee Shares with a Fair Market Value equal to the federal, state and local tax withholding requirements associated with this Award. To the extent required for compliance with Section 162(m) of the Code, if applicable to Grantee, the Committee shall have such authority and make such determination over the Award as necessary to comply with the terms of the Plan and Section 162(m) of the Code.

Termination of Employment:	Pursuant to the Administrator’s authority under Section 7 of the Plan, upon termination of the Grantee’s Continuous Status as an Employee after the Grant Date but prior to the Vesting Date, this Award shall be treated as follows:

•     If the Termination shall occur by reason of the Grantee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), the Award shall vest on the Vesting Date (following certification thereof by the Committee), in such amount as is consistent with the percentage of Performance Criteria that have been achieved;

•     If the Termination shall occur by reason of the Grantee’s Retirement (defined as age 65 with a minimum of five (5) years of service), then so long as Grantee has participated for at least one (1) year of the Performance Period, then the Award shall vest on the Vesting Date (following certification thereof by the Committee) in such amount as is consistent with the percentage of Performance Criteria that have been achieved, and further prorated based on the number of months of active service that Grantee achieved during the Performance Period;

•     If the Termination shall occur by any reason other than Grantee’s death, total permanent disability or Retirement, the Award shall, unless otherwise specified by the Committee, be automatically forfeited.

Taxes and Section 83(b) Election:	Grantee shall be solely responsible for any taxes payable on the transfer of the Shares. Grantee shall promptly pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the receipt of the Shares (including in cases where he or she has made an election in accordance with Section 83(b) of the Code (the “Election”)), and any tax obligation of Grantee arising in connection with the Election and the Grantee shall indemnify and hold harmless the Company and its affiliates for any taxes payable on the transfer of the Shares hereunder. Grantee acknowledges that (a) Grantee has been informed of the availability of making an Election; (b) that the Election must be filed with the Internal Revenue Service within thirty (30) days of the Date of Grant; and (c) that Grantee is solely responsible for making such Election. Grantees who do not make the Election acknowledge that dividends, if any, on the Shares will be treated as compensation and subject to tax withholding in accordance with the Company’s practices and policies. Grantee shall send a copy of the Election to the Chief Financial Officer of the Company at the address below.

Notices:	Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated and unless otherwise provided in this Agreement, all notices or communications by Grantee to the Company shall be mailed or delivered to the Secretary of the Company at its office at 345 Court Street, Coraopolis, PA 15108 and all notices or communications by the Company to Grantee may be given to Grantee personally or may be mailed to him.

Entire Agreement; Amendment or Modification; Governing Law:	The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.

The Agreement may only be amended or terminated at any time by written agreement of both of the parties hereto. Notwithstanding the foregoing, The Company may, in its sole discretion and without the Grantee’s consent, modify or amend the terms of this Agreement, impose conditions on the timing and effectiveness of the issuance of the Shares, or take any other action it deems necessary or advisable, to cause this Award to be excepted from Section 409A of the Code (or to comply therewith to the extent the Company determines it is not excepted).

This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

No Guarantee of Continued Service:	GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE AWARD HEREOF IS EARNED THROUGH SATISFACTION OF THE PERFORMANCE CRITERIA, AND BY CONTINUING AS AN EMPLOYEE (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED OR ACQUIRING THE SHARES HEREUNDER). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE PERFORMANCE CRITERIA SET FORTH

HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE PERFORMANCE PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S RELATIONSHIP.

Incorporation of Plan:	Grantee acknowledges receipt of a copy of one of the following: (i) the Company’s annual report for its last fiscal year, (ii) the Company’s Form 10-K for its last fiscal year, or (iii) the last prospectus filed by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

Interpretation and Construction:	Whenever possible, each provision in this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement will be held to be prohibited by or invalid under applicable law, then (a) such provisions will be deemed amended to accomplish the objectives of the provisions as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. This Award is intended to be excepted from coverage under Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted and construed accordingly. If, however, any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.) Notwithstanding the foregoing, Grantee recognizes and acknowledges that Section 409A of the Code may impose upon the Grantee certain taxes or interest charges for which the Grantee is and shall remain solely responsible.

No rule of strict construction will be implied against the Company or any other person in the interpretation of any of the terms of this Agreement or any rule or procedure established by the Administrator.

Power of Attorney:	Grantee hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Grantee, to act in his/her name, place and stead, in connection with any and all transfers of Shares, whether or not vested, to the Company pursuant to this Agreement, including in the event of Grantee’s termination.

Assurances:	Grantee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.
All other terms and conditions applicable to this Award shall be as set forth in the Plan.
All terms used but not defined herein shall have the meanings ascribed to them in the Plan.

ATTACHMENT A
VESTING EXAMPLES
Dick’s Sporting Goods Participants

Example 1		Example 2
	Percent of Shares Eligible for Vesting		Percent of Shares Eligible for Vesting

3 of 4 Goals Achieved	75%	1 of 4 Goals Achieved	25%

GATE	Percent of 3 year actual incremental EBT gain	GATE	Percent of 3 year actual incremental EBT gain

Final equity expense incurred	15%	Final equity expense incurred	23%

Incremental EBT gain returned to shareholders	85%	Incremental EBT gain returned to shareholders	77%

Actual Shares Vesting	75% of original grant	Actual Shares Vesting	No Vesting Occurs
Golf Galaxy or eCommerce Participants

Example 1		Example 2
	Percent of Shares Eligible for Vesting		Percent of Shares Eligible for Vesting

3 of 4 Goals Achieved	75%	3 of 4 Goals Achieved	75%

GATE 1	Percent of 3 year actual incremental EBT gain	GATE 1	Percent of 3 year actual incremental EBT gain

Final equity expense incurred	15%	Final equity expense incurred	15%

Incremental EBT gain returned to shareholders	85%	Incremental EBT gain returned to shareholders	85%

GATE 2	Percent of 3 year cumulative incremental EBT target	GATE 2	Percent of 3 year cumulative incremental EBT target

Actual Result	85%	Actual Result	70%

Actual Shares Vesting	75% of original grant	Actual Shares Vesting	No Vesting Occurs